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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): May 31, 2007 (May 25, 2007)

                                 OMI CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Marshall Islands            000-14135              52-2098714
   (State or Other Jurisdiction     (Commission           (IRS Employer
         of Incorporation)          File Number)        Identification No.)

     One Station Place, Stamford, Connecticut            06902
     (Address of Principal Executive Offices)         (Zip Code)

       Registrant's telephone number, including area code: (203) 602-6700

                                      None
          (Former Name or Former Address, if Changed Since Last Report)


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     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01. Changes in Control of Registrant.

         On April 17, 2007, OMI Corporation ("OMI", or the "Company") entered into a Transaction Agreement (the "Transaction Agreement") with Teekay Shipping Corporation ("Teekay"), A/S Dampskibsselskabet Torm ("Torm"), Omaha, Inc. ("Omaha") and the Company (the "Transaction Agreement"), providing for the merger of OMI with and into Omaha (the "Merger"). On April 27, 2007, pursuant to the Transaction Agreement, Omaha commenced a cash tender offer (the "Offer") to acquire all of the outstanding shares of common stock, par value $0.50 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 19, 1998, as amended, between OMI and American Stock Transfer and Trust Company, as Rights Agent thereunder (the "Rights" and, together with the Common Stock, the "Shares"), of OMI at a purchase price of $29.25 per Share, net to the seller in cash, without interest thereon, less any required withholding taxes, upon the terms and subject to the conditions disclosed in the Offer to Purchase on Schedule TO filed by Omaha with the Securities and Exchange Commission on April 27, 2007, as amended or supplemented from time to time (the "Offer to Purchase").

         The initial offering period of the Offer expired at 5:00 P.M., New York City time, on May 25, 2007. Teekay and Torm announced that, as of that date,
49.8 million Shares were validly tendered and not withdrawn pursuant to the Offer (including Shares tendered by notice of guaranteed delivery), and that Omaha had accepted such Shares for payment. Omaha commenced a subsequent offering period for all remaining Shares. Omaha announced that during the subsequent offering period, Shares will be accepted for payment as they are tendered at $29.25 per share in cash. The subsequent offering period will expire at 5:00 p.m., New York City time, on Tuesday, June 5, 2007, unless otherwise extended.

         Pursuant to the Transaction Agreement, effective upon Omaha's purchase of the Shares pursuant to the Offer, Omaha became entitled to designate a proportionate number of directors, rounded up to the next whole number, on OMI's Board of Directors. On May 31, 2007, Omaha purchased all of the 49.8 million Shares tendered as of 5:00 p.m. on May 25, 2007 and, pursuant to the terms of the Transaction Agreement, OMI cancelled the 2,415,610 restricted shares then outstanding resulting in total ownership of 83.5% of OMI by Omaha. As described in Item 5.02 of this Report, in accordance with the Transaction Agreement, Omaha designated four representatives to serve on the Company's board of directors, giving Omaha a majority of the board. One current OMI board member, Mr. Bugbee, will continue to serve on the board. All other directors prior to Omaha's designation have resigned.

         All holders of shares who do not tender their Shares during the Offer (other than stockholders who validly perfect dissenters' rights under applicable law) will receive $29.25 in cash for each Share held at the time the Merger is completed.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         As described in OMI's Schedule 14D-9 filed on April 27, 2007, the Company entered into amendments to the employment agreements of each of Craig H. Stevenson, Jr. (Chairman and Chief Executive Officer), Robert L. Bugbee (President and Chief Operating Officer), Cameron K. Mackey (Senior Vice President, OMI Marine Services LLC), Kathleen C. Haines (Senior Vice President, Chief Financial Officer and Treasurer) and Fredric S. London (Senior Vice President, General Counsel and Secretary). The effectiveness of the amendments was conditioned upon, and effective immediately prior to, the purchase by Omaha of the Shares tendered pursuant to the Offer.


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         Each amendment restricts the executive's ability to compete with the
Company for a period of time following termination of employment (the "Restrictive Period"). The Restrictive Period for the executives is: 12 months in the case of Mr. Stevenson; 18 months for Messrs. Bugbee and Mackey; and 24 months for Mr. London and Ms. Haines. Each amendment also requires the Company to indemnify each executive in the event certain payments to be made to them in connection with the transactions contemplated by the Transaction Agreement are subsequently determined to be "excess parachute payments" under the Internal Revenue Code. The Company believes that no such payments would be required, but there can be no assurance with respect thereto.

         Teekay and Torm have requested that certain executives continue employment with the Company for a transitional period after the completion of the Offer, regardless of whether they would be entitled to terminate employment for "good reason" under the existing employment agreements. Accordingly, the employment agreement amendments provide that such continued service will not affect the executive's rights to severance benefits that would have otherwise been payable to them upon a termination of employment without cause following a change in control.

         In accordance with Transaction Agreement, on May 31, 2007, Michael Klebanoff, Donald C. Trauscht, James N. Hood, Philip J. Shapiro, Craig H. Stevenson, Jr. and James D. Woods resigned as directors, who were all of the members of the OMI Board before Omaha appointed its designees other than Mr. Bugbee, and Arthur J. Bensler, Jesper Holmark, Klaus Kjaerulff, and Bjorn Moller were appointed as OMI directors effective as of May 31, 2007.


Item 8.01. Other Events.

         On May 31, 2007, OMI issued a joint press release with Teekay and Torm relating to Teekay and Torm's purchase of a majority of its Shares. A copy of the press release is attached hereto as Exhibit 99.1.


Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.              Description
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99.1                     Press release, dated May 31, 2007.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             OMI Corporation



Date: May 31, 2007

                                             By: /s/   CRAIG H. STEVENSON, JR.
                                                 -------------------------------
                                             Name:     Craig H. Stevenson, Jr.
                                             Title:    Chief Executive Officer



                                             By: /s/   KATHLEEN C. HAINES
                                                 -------------------------------
                                             Name:     Kathleen C. Haines
                                             Title:    Senior Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer



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